EXHIBIT (D)(2)
                                 --------------

                         Amended and Restated Schedule A
                      to the Investment Advisory Agreement



                                   Schedule A
                      To the Investment Advisory Agreement
                           Between HighMark Funds and
                        HighMark Capital Management, Inc.
                             Dated December 15, 2004


Name of Fund                                                       Compensation*

U.S. Government Money Market Fund                                      .30%
Diversified Money Market Fund                                          .30%
100% U.S. Treasury Money Market Fund                                   .30%
Bond Fund                                                              .50%
California Tax-Free Money Market Fund                                  .30%
Large Cap Growth Fund                                                  .60%
Balanced Fund                                                          .60%
Value Momentum Fund                                                    .60%
California Intermediate Tax-Free Bond Fund                             .50%
Small Cap Value Fund                                                  1.00%
Core Equity Fund                                                       .60%
Small Cap Growth Fund                                                 1.15%
Large Cap Value Fund                                                   .60%
National Intermediate Tax-Free Bond Fund                               .50%
Income Plus Allocation Fund                                            .65%
Growth & Income Allocation Fund                                        .65%
Capital Growth Allocation Fund                                         .65%
Short Term Bond Fund                                                   .40%
International Opportunities Fund                                       .85%
Small Cap Advantage Fund                                               .95%

HIGHMARK FUNDS

By: /s/ Philip T. Masterson
    -----------------------
Title: Assistant Secretary
       --------------------
Date:  1/11/05
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HIGHMARK CAPITAL MANAGEMENT, INC.

By: /s/ R. Gregory Knopf
    -----------------------
Title: Managing Director
       --------------------
Date:  1/12/05
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     * Reflects annual rate based on average daily net assets of the Fund. All fees are computed daily and paid monthly.